                                                           Exhibit 11.1



                         CardioThoracic Systems, Inc.
                Statement Re: Computations of Net Loss Per Share


                                  Three Months Ended                    Nine Months Ended
                           Sept. 26, 1997    Sept. 30, 1996      Sept. 26, 1997    Sept. 30, 1996
                           --------------    --------------      --------------    --------------
Net loss                   $   (5,897,000)   $   (4,318,000)     $  (15,416,000)   $  (11,163,000)
                           --------------    --------------      --------------    --------------
                           --------------    --------------      --------------    --------------
Weighted average common
  shares outstanding           13,528,000         6,300,000          13,456,000         4,753,000

Shares related to SAB
  No. 55, 64, and 83                              6,666,000                             6,666,000
                           --------------    --------------      --------------    --------------

Total weighted average
  common shares outstanding   13,528,000         12,966,000          13,456,000        11,419,000
                           --------------    --------------      --------------    --------------
                           --------------    --------------      --------------    --------------

Net loss per share         $       (0.44)    $        (0.33)     $        (1.15)   $        (1.98)
                           --------------    --------------      --------------    --------------
                           --------------    --------------      --------------    --------------


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